Exhibit 99.1

Instructure Reports Second Quarter 2018 Financial Results

Q2 2018 Revenue of $50.1 Million, Up 30% Year-Over-Year

SALT LAKE CITY (July 30, 2018) – Instructure, Inc. (NYSE: INST), a leading software-as-a-service (SaaS) technology company in education, learning and talent management, today announced its financial results for the second quarter ended June 30, 2018.

"We delivered solid second quarter results with 30% year-over-year revenue growth,” said Josh Coates, CEO at Instructure. “Customer adoption for both Canvas and Bridge was strong during the quarter as we surpassed 4,000 customers across 70 countries.”

First Quarter Financial Summary
(in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$50,063	$38,545	$98,054	$73,017
Gross margin
GAAP	70.8%	71.3%	70.8%	71.6%
Non-GAAP(1)	72.5%	72.2%	72.5%	72.4%
Operating loss
GAAP	(12,425)	(10,160)	(24,558)	(21,763)
Non-GAAP(1)	(8,128)	(6,627)	(15,214)	(14,857)
Operating margin
GAAP	-24.8%	-26.4%	-25.0%	-29.8%
Non-GAAP(1)	-16.2%	-17.2%	-15.5%	-20.3%
Net loss
GAAP	(12,538)	(10,268)	(24,405)	(21,869)
Non-GAAP(1)	(8,241)	(6,659)	(15,183)	(14,880)
EPS
GAAP	$(0.36)	$(0.35)	$(0.73)	$(0.76)
Non-GAAP(1)	$(0.24)	$(0.23)	$(0.45)	$(0.51)

(1)  Non-GAAP financial measures exclude stock-based compensation, reversal of estimated accruals related to payroll taxes on secondary stock purchase transactions, amortization of acquisition related intangibles, the change in fair value of the warrant liability and the change in fair value of the contingent liability.

Second Quarter 2018 Business Highlights

●	Instructure continued to expand its customer base in the second quarter. A few highlights include:
o

U.S. Higher Education and K-12 Schools – Within the U.S. higher education market, Cornell University switched to Canvas for their over 22,000 students. Canvas was also selected by Arizona State University for their over 90,000 students and faculty. ASU has been ranked as the nation’s most innovative school for the last three years by U.S. News and World Report. Additionally, Collier County Public Schools in Florida chose Canvas and Arc for their 48,000 K-12 students and educators.

o

International – The University of Toronto, Canada’s top ranked university, selected Canvas for their 80,000 students. In Norway, two different municipalities, which are the equivalent of school districts, chose Canvas for their 29,000 faculty and students. Additionally, Global Radio, Europe’s largest radio company with 25 million listeners, will use Bridge Learn and Arc for employee training and onboarding. And Bacardi MARTINI chose Bridge Learn for employee engagement and development of their distributed global workforce of over 5,000 employees.
o

Corporate – Qualtrics selected the full Bridge suite of Learn, Perform and Practice, as well as Arc, for sales enablement and partner training for their global sales team. Holiday Retirement, the second largest provider of senior living in the U.S., also chose the full Bridge suite of Learn, Perform and Practice, as well as Arc, for their 10,000 employees. Cox Automotive, the owner of Autotrader.com and Kelley Blue Book, selected Bridge Learn to help increase customer loyalty by offering training, including new orientation training and a manager bootcamp.

Business Outlook

Today, Instructure issued financial guidance for the third quarter and full year 2018. The financial guidance discussed below is on a non-GAAP basis, except for revenue, and excludes stock-based compensation expense, reversal of payroll tax expense on secondary stock purchase transactions, amortization of acquisition related intangibles, the change in fair value of the warrant liability, and the change in fair value of the contingent liability (see tables below that reconcile these non-GAAP financial measures to the related GAAP measures). On January 1, 2018, Instructure adopted Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the full retrospective transition method.

For the third quarter ending September 30, 2018, Instructure expects revenue of approximately $53.6 million to $54.2 million, a non-GAAP net loss of ($8.6) million to ($8.0) million, and non-GAAP net loss per common share of ($0.25) to ($0.23).

For the full year ending December 31, 2018, Instructure expects revenue of approximately $205.1 million to $209.5 million, as compared to previously stated guidance of $204.5 million to $209.5 million, non-GAAP net loss of ($31.8) million to ($29.8) million, up from ($32.0) million to ($30.0) million, and non-GAAP net loss per common share of ($0.93) to ($0.87), up from ($0.94) to ($0.88).

Conference Call Details:

Instructure will discuss its second quarter 2018 results today, July 30, 2018, via teleconference at 3:00 p.m. Mountain Time / 5:00 p.m. Eastern Time. The call may be accessed at (888) 204-4368 or (323) 794-2423, passcode 4199102.

The live webcast of the call can be accessed at the Instructure Investor Relations website at ir.instructure.com. A replay of the call will be available at the same web address approximately two hours following the conclusion of the live event. You may register for the live webcast at http://bit.ly/INST_Q22018EarningsCall.

Non-GAAP Financial Measures

In this press release and related conference call, Instructure’s non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and 12-month billings are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics.

Non-GAAP measures exclude stock-based compensation, payroll taxes related to secondary stock purchase transactions or the reversal of such expense due to the retirement of the liability, amortization of acquisition related intangibles, the change in fair value of the warrant liability, and the change in fair value of the contingent liability. We believe investors may want to exclude the effects of these items in order to compare our financial performance between time periods:

●

Stock-based compensation - Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business. Unlike cash compensation, the value of equity awards is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates that are beyond our control.

●

Reversal of estimated accruals related to payroll taxes on secondary stock purchase transactions – Prior to our IPO, operating expenses included employer payroll tax-related items on employee sales of securities to investors. The amount of employer payroll tax-related items on these transactions was dependent on the fair market value of our stock. Beginning in the second quarter of 2016, operating expenses included the reversal of such payroll tax expense due to the reduction of the estimated liability, which will continue to occur in the second quarter of each year.

●

Amortization of acquisition related intangibles - Expense for the amortization of acquisition related intangibles is a non-cash item, and we believe that the exclusion of this expense provides for a useful comparison of our operating results to prior periods.

●

Change in fair value of the warrant liability - Under GAAP, we are required to record mark-to-market adjustments for the change in fair value of the liability for warrants issued in connection with term debt and our credit facility. This expense or gain is excluded from management's assessment of our operating performance because management believes that these non-cash items are not indicative of ongoing operating performance.

●

Change in fair value of the contingent liability - Under GAAP, we are required to record mark-to-market adjustments for the change in the fair value of the liability for contingent consideration related to an acquisition. The expense or gain recognized is excluded from management’s assessment of our operating performance because management believes that these non-cash items are not indicative of ongoing operating performance.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s financial guidance for the third quarter of 2018 and for the full year ending December 31, 2018, the company’s growth, customer demand and application adoption, the company's research and development efforts and future application releases, and the company’s expectations regarding future revenue, expenses, cash flows and net income or loss. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Instructure’s addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; Instructure’s ability to build and expand its sales efforts; general economic and industry conditions; new application introductions and Instructure’s ability to develop and deliver innovative applications and features; Instructure's ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with the Securities and Exchange Commission (the “SEC”) on

May 2, 2018, and other documents filed with the SEC and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

About Instructure

Instructure, Inc. is a leading software-as-a-service (SaaS) technology company that makes software that makes people smarter. With a vision to help maximize the potential of people through technology, Instructure created Canvas, Gauge, Arc and Bridge to enable organizations everywhere to easily develop, deliver and manage engaging face-to-face and online learning experiences. To date, Instructure has connected millions of instructors and learners at more than 4,000 educational institutions and corporations throughout the world. Learn more about Canvas for higher ed and K-12, and Bridge for the corporate market, at www.Instructure.com.

Contacts:

Keaton Godfrey

Manager, Investor Relations
Instructure
(866) 574-3127
kgodfrey@instructure.com

Becky Frost

Senior Director, Public Relations
Instructure
(801) 869-5017
becky@instructure.com

Source: Instructure

INSTRUCTURE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	June 30, 2018	December 31, 2017
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$67,951	$35,693
Short-term marketable securities	48,588	5,697
Accounts receivable—net of allowances of $387 and $318 at June 30, 2018 and December 31, 2017, respectively	93,841	34,312
Prepaid expenses	10,079	11,492
Deferred commissions	8,070	7,086
Other current assets	2,010	2,419
Total current assets	230,539	96,699
Property and equipment, net	27,547	23,926
Goodwill	12,354	12,354
Intangible assets, net	7,609	9,048
Noncurrent prepaid expenses	3,347	2,939
Deferred commissions, net of current portion	11,108	11,160
Other assets	537	497
Total assets	$293,041	$156,623
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,961	$2,892
Accrued liabilities	11,437	13,702
Deferred rent	1,330	936
Deferred revenue	129,860	99,773
Total current liabilities	149,588	117,303
Deferred revenue, net of current portion	2,666	1,889
Deferred rent, net of current portion	10,643	9,201
Other long-term liabilities	20	1,286
Total liabilities	162,917	129,679
Commitments and contingencies
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	378,485	250,899
Accumulated other comprehensive income	(2)	(1)
Accumulated deficit	(248,362)	(223,957)
Total stockholders’ equity	130,124	26,944
Total liabilities and stockholders’ equity	$293,041	$156,623

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$45,104	$33,713	$88,304	$65,267
Professional services and other	4,959	4,832	9,750	7,750
Total net revenue	50,063	38,545	98,054	73,017
Cost of Revenue:
Subscription and support	10,784	7,967	21,175	15,072
Professional services and other	3,814	3,088	7,408	5,663
Total cost of revenue	14,598	11,055	28,583	20,735
Gross profit	35,465	27,490	69,471	52,282
Operating expenses:
Sales and marketing	24,841	18,972	48,029	37,199
Research and development	14,849	11,057	29,509	22,239
General and administrative	8,200	7,621	16,491	14,607
Total operating expenses	47,890	37,650	94,029	74,045
Loss from operations	(12,425)	(10,160)	(24,558)	(21,763)
Other income (expense):
Interest income	529	39	767	115
Interest expense	(20)	(4)	(29)	(18)
Other income (expense), net	(529)	25	(353)	48
Total other income (expense), net	(20)	60	385	145
Loss before income taxes	(12,445)	(10,100)	(24,173)	(21,618)
Income tax expense	(93)	(168)	(232)	(251)
Net loss	$(12,538)	$(10,268)	$(24,405)	$(21,869)
Net loss per common share, basic and diluted	$(0.36)	$(0.35)	$(0.73)	$(0.76)
Weighted average shares used to compute net loss per share, basic and diluted	34,491	29,090	33,444	28,909

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating activities:
Net loss	$(12,538)	$(10,268)	$(24,405)	$(21,869)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	2,105	1,456	4,118	2,693
Amortization of intangible assets	676	117	1,439	259
Amortization of deferred financing costs	3	10	10	16
Change in fair value of mark-to-market liabilities	(755)	76	(1,266)	83
Stock-based compensation	5,675	4,067	10,419	7,440
Other	(963)	(68)	(899)	(66)
Changes in assets and liabilities:
Accounts receivable, net	(68,724)	(59,786)	(60,004)	(54,489)
Prepaid expenses and other assets	(1,241)	3,483	1,382	(2,035)
Accounts payable and accrued liabilities	942	3,720	3,010	2,198
Deferred revenue	53,419	47,913	30,864	29,639
Deferred rent	464	(275)	1,836	(414)
Deferred commissions	(1,144)	(2,342)	(932)	(3,101)
Net cash used in operating activities	(22,081)	(11,897)	(34,428)	(39,646)
Investing activities:
Purchases of property and equipment	(2,543)	(3,810)	(7,390)	(6,955)
Purchases of intangible assets	—	(11)	—	(301)
Proceeds from disposal of property and equipment	26	23	52	38
Purchases of marketable securities	(48,441)	—	(48,441)	—
Maturities of marketable securities	—	10,000	5,700	23,900
Net cash (used in) provided by investing activities	(50,958)	6,202	(50,079)	16,682
Financing activities:
Proceeds from common stock offerings, net of offering costs	(14)	—	109,789	—
Proceeds from issuance of common stock from employee equity plans	4,417	3,278	7,249	4,316
Shares repurchased for tax withholdings on vesting of restricted stock	(128)	(81)	(255)	(123)
Payments for financing costs	(18)	(24)	(18)	(24)
Net cash provided by financing activities	4,257	3,173	116,765	4,169
Net (decrease) increase in cash and cash equivalents	(68,782)	(2,522)	32,258	(18,795)
Cash and cash equivalents, beginning of period	136,733	28,266	35,693	44,539
Cash and cash equivalents, end of period	$67,951	$25,744	$67,951	$25,744

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP GROSS MARGIN
(in thousands, except percentages)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP gross profit	$35,465	$27,490	$69,471	$52,282
Stock-based compensation	553	347	975	578
Amortization of acquisition related intangibles	333	—	675	—
Reversal of payroll tax expense on secondary stock purchase transactions	(49)	—	(49)	—
Non-GAAP gross margin	$36,302	$27,837	$71,072	$52,860

GAAP gross margin %	70.8%	71.3%	70.8%	71.6%
Non-GAAP gross margin %	72.5%	72.2%	72.5%	72.4%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING LOSS
(in thousands, except percentages)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Loss from operations	$(12,425)	$(10,160)	$(24,558)	$(21,763)
Stock-based compensation	5,675	4,067	10,419	7,440
Reversal of payroll tax expense on secondary stock purchase transactions	(1,225)	(534)	(1,225)	(534)
Amortization of acquisition related intangibles	602	—	1,294	—
Change in fair value of contingent liability	(755)	—	(1,144)	—
Non-GAAP operating loss	$(8,128)	$(6,627)	$(15,214)	$(14,857)

GAAP operating margin	-24.8%	-26.4%	-25.0%	-29.8%
Non-GAAP operating margin	-16.2%	-17.2%	-15.5%	-20.3%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS
(in thousands, except per share data)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	$(12,538)	$(10,268)	$(24,405)	$(21,869)
Stock-based compensation	5,675	4,067	10,419	7,440
Reversal of payroll tax expense on secondary stock purchase transactions	(1,225)	(534)	(1,225)	(534)
Amortization of acquisition related intangibles	602	—	1,294	—
Change in fair value of mark-to-market liabilities	—	76	(122)	83
Change in fair value of contingent liability	(755)	—	(1,144)	—
Non-GAAP net loss	$(8,241)	$(6,659)	$(15,183)	$(14,880)
Non-GAAP net loss per common share, basic and diluted	$(0.24)	$(0.23)	$(0.45)	$(0.51)
Weighted average common shares used in computing basic and diluted net loss per common share	34,491	29,090	33,444	28,909

INSTRUCTURE, INC.
RECONCILIATION OF FREE CASH FLOW
(in thousands)
(unaudited)
	Three Months Ended June 30,
	2018	2017
Net cash used in operating activities	$(22,081)	$(11,897)
Purchase of property and equipment and intangibles	(2,543)	(3,821)
Proceeds from disposals of property and equipment	26	23
Free cash flow	$(24,598)	$(15,695)

INSTRUCTURE, INC.
RECONCILIATION OF 12-MONTH BILLINGS
(in thousands)
(unaudited)
	Trailing Twelve Months Ended June 30,
	2018	2017
Total net revenue	$186,008	$135,475

Total deferred revenue
Beginning balance	104,275	76,281
Ending balance	132,526	104,275
Net change in current deferred revenue	28,251	27,994

Total 12-month billings	$214,259	$163,469

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended June 30, 2018
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent liability	NON-GAAP
Operating expenses:
Sales and marketing	$24,841	(1,671)	430	(269)	—	$23,331
Research and development	14,849	(2,033)	616	—	—	$13,432
General and administrative	8,200	(1,418)	130	—	755	$7,667
Total operating expenses	$47,890	(5,122)	1,176	(269)	755	$44,430

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended June 30, 2017
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent liability	NON-GAAP
Operating expenses:
Sales and marketing	$18,972	(1,195)	256	—	—	$18,033
Research and development	11,057	(1,506)	256	—	—	$9,807
General and administrative	7,621	(1,019)	22	—	—	$6,624
Total operating expenses	$37,650	(3,720)	534	—	—	$34,464

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Six Months Ended June 30, 2018
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent liability	NON-GAAP
Operating expenses:
Sales and marketing	$48,029	(3,019)	430	(619)	—	$44,821
Research and development	$29,509	(3,927)	616	—	—	26,198
General and administrative	$16,491	(2,498)	130	—	1,144	15,267
Total operating expenses	$94,029	(9,444)	1,176	(619)	1,144	$86,286

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Six Months Ended June 30, 2017
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	Change in fair value of contingent liability	NON-GAAP
Operating expenses:
Sales and marketing	$37,199	(2,150)	256	—	—	$35,305
Research and development	22,239	(2,738)	256	—	—	19,757
General and administrative	14,607	(1,974)	22	—	—	12,655
Total operating expenses	$74,045	(6,862)	534	—	—	$67,717

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS GUIDANCE
(in thousands)
(unaudited)
	Three Months Ending September 30,		Full Year Ending December 31,
	2018	2018	2018	2018
	LOW	HIGH	LOW	HIGH
Net loss	$(15,650)	$(15,050)	$(55,155)	$(53,155)
Stock-based compensation	6,425	6,425	23,300	23,300
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(1,225)	(1,225)
Amortization of acquisition related intangibles	625	625	2,550	2,550
Change in fair value of warrant liability	—	—	(120)	(120)
Change in fair value of contingent liability	—	—	(1,150)	(1,150)
Non-GAAP net loss	$(8,600)	$(8,000)	$(31,800)	$(29,800)

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS PER COMMON SHARE GUIDANCE
(unaudited)
	Three Months Ending September 30,		Full Year Ending December 31,
	2018	2018	2018	2018
	LOW	HIGH	LOW	HIGH
Net loss per common share	$(0.45)	$(0.43)	$(1.61)	$(1.55)
Stock-based compensation	0.18	0.18	0.68	0.68
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(0.04)	(0.04)
Amortization of acquisition related intangibles	0.02	0.02	0.07	0.07
Change in fair value of warrant liability	—	—	(0.00)	(0.00)
Change in fair value of contingent liability	—	—	(0.03)	(0.03)
Non-GAAP net loss per common share, basic and diluted	$(0.25)	$(0.23)	$(0.93)	$(0.87)
Non-GAAP weighted average common shares used in computing basic and diluted net loss per common share (in thousands)	34,800	34,800	34,200	34,200